Exhibit 10.1

LAMAR ADVERTISING LIMITED PARTNERSHIP

LTIP Unit Award Agreement

Name of Grantee: [             ] (the “Grantee”)

No. of LTIP Units: [             ]

Grant Date: [             ] (the “Grant Date”)

Vesting Date: The date when the Company’s financial results from fiscal 2023 are approved by the Audit Committee (the “Vesting Date”), expected to occur in February 2024

Pursuant to the Lamar Advertising Company 1996 Equity Incentive Plan (as amended from time and time the “Plan”), and the Agreement of Limited Partnership of Lamar Advertising Limited Partnership, dated as of July 1, 2022 (as amended from time to time, the “LP Agreement”), Lamar Advertising Company (the “Company”) hereby grants an award (the “Award”) to the Grantee and hereby causes Lamar Advertising Limited Partnership (the “Operating Partnership”) to issue to the Grantee the number of LTIP Units (as defined in the LP Agreement) set forth above (the “Award LTIP Units”) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the LP Agreement. Upon the close of business on the Grant Date pursuant to this LTIP Unit Award Agreement (this “Agreement”), the Grantee shall receive the number of Award LTIP Units, subject to the restrictions and conditions set forth herein, in the Plan and in the LP Agreement. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

1. Acceptance of Award; Rights as Partner.

(a) The Grantee shall have no rights with respect to the Award unless he or she shall have accepted the Award by signing and delivering a copy of this Agreement to the Operating Partnership.

(b) Upon acceptance of the Award by the Grantee and subject to the restrictions and conditions herein, in the Plan and in the LP Agreement, the books and records of the Operating Partnership shall reflect the issuance of the Award LTIP Units. Thereupon, the Grantee shall have all the rights of a Limited Partner of the Operating Partnership with respect to the number of Award LTIP Units, as set forth in the LP Agreement, subject to the restrictions and conditions set forth herein and the Grantee signing, as a Limited Partner, and delivering to the Operating Partnership, a counterpart signature page to the LP Agreement (attached hereto as Exhibit D).

2. 83(b) Election. The Grantee may make an election under Section 83(b) of the Code (the “83(b) Election”) with respect to the Award LTIP Units. The Grantee may use the form of election attached as Exhibit B hereto but shall be solely responsible for preparing and timely filing such election with the Internal Revenue Service. The Grantee shall provide an executed copy of such election to the Company promptly after the Grantee’s filing of such election if Grantee makes such a filing.

3. Distributions. Distributions on the Award LTIP Units shall be paid to the Grantee to the extent provided for in the LP Agreement. If any portion of the Award LTIP Units are forfeited pursuant to the terms of this Agreement, Grantee shall, immediately following the determination of the number of Award LTIP Units which became vested under Section 4 of this Agreement, forfeit an additional portion of such Award LTIP Units in an amount equal to the dollar value of distributions during the term of this Agreement received on Award LTIP Units that are forfeited, less any taxes paid by the Grantee on such distributions. For purposes of calculating the number of Award LTIP Units to be forfeited, the dollar value of each Award LTIP Unit shall be equivalent to the closing price of the REIT Shares on the Vesting Date (or such earlier date that the Award LTIP Units are forfeited, if applicable).

4. Vesting.

(a) The Award LTIP Units shall become vested as of the close of business on the Vesting Date if (i) the Grantee remains continuously employed by the Company, or one of its Affiliates (including the Operating Partnership) between the Grant Date and the Vesting Date, and (ii) the performance criteria on Exhibit A have been satisfied. To the extent only a portion of the performance criteria are satisfied on the Vesting Date, the portion of the Award LTIP Units for which the performance criteria are not satisfied shall automatically and without notice or payment of any consideration by the Company or the Operating Partnership, terminate, be forfeited and be and become null and void and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the Award LTIP Units.

(b) Subject to the terms and conditions of this Agreement and the LP Agreement, upon termination of the Grantee’s employment, any Award LTIP Units which have not yet then vested (after giving effect to any acceleration of vesting upon such termination of the Grantee’s employment) shall automatically and without notice or payment of any consideration by the Company or the Operating Partnership, terminate, be forfeited and be and become null and void and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the Award LTIP Units.

(c) The Administrator may, in its sole discretion, at any time accelerate the vesting of Award LTIP Units.

(d) Notwithstanding anything contained herein or in the LP Agreement, the terms of any severance or employment agreement between the Company and the Grantee shall determine whether, and to what extent, any unvested Award LTIP Units held by the Grantee shall accelerate in connection with the occurrence of certain termination of employment events including, without limitation, in the event of a termination of employment in connection with a Change in Control (as such term is defined in any such severance or employment agreement). In addition, upon a Change in Control, if the Award is not assumed, converted or replaced by the continuing entity, all Award LTIP Units which are not vested shall be deemed to have vested immediately prior to the such Change in Control based on the greater of (i) actual performance through the closing date, or (ii) the target (maximum) performance level.

5. Changes in Capitalization. Without duplication with the provisions of Section 3(c) of the Plan, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or other transaction similar thereto, (ii) any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, significant repurchases of stock, or other similar change in the capital stock of the Company shall occur, (iii) any cash dividend or other distribution to holders of shares of stock or Partnership Units (as defined in the LP Agreement) shall be declared and paid other than in the ordinary course, or (iv) any other extraordinary corporate event shall occur that in each case in the good faith judgment of the Administrator necessitates action by way of equitable or proportionate adjustment in the terms of this Agreement or the Award LTIP Units to avoid distortion in the value of this Award, then the Administrator shall make equitable or proportionate adjustment and take such other action as it deems necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Award and the terms of the Award LTIP Units prior to such event, including, without limitation: (A) interpretations of or modifications to any defined term in this Agreement; (B) adjustments in any calculations provided for in this Agreement, and (C) substitution of other awards under the Plan or otherwise. All adjustments made by the Administrator shall be final, binding and conclusive.

6. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to, and governed by, all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. In the event of any discrepancies between the Plan and this Agreement, the Plan shall control.

7. Transferability; Redemption.

(a) Prior to the Vesting Date, none of the Award LTIP Units nor any of the Common Units (as defined in the LP Agreement) into which such Award LTIP Units may be converted shall be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee (each such action, a “Transfer”). At any time after the Vesting Date, Award LTIP Units or Common Units may be Transferred to a single transferee that is the Grantee’s Family Member (as defined below) by gift or domestic relations order, provided that the transferee agrees in writing with the Company and the Operating Partnership to be bound by all the terms and conditions of this Agreement and that subsequent Transfers shall be prohibited except those in accordance with this Section 7. Notwithstanding anything to the contrary contained herein, in the event Grantee seeks to transfer all or any portion of its Award LTIP Units or Common Units to multiple transferees (or to a limited liability company, joint venture, partnership, grantor trust, S-corporation or other flow through entity created with a purpose of circumventing this Section 7(a)) that are Grantee’s Family Members, such transfer shall be subject to the consent of the General Partner of the Partnership.

(b) Prior to the Vesting Date, the Redemption Right (as defined in the LP Agreement) may not be exercised with respect to the Common Units. At any time after the Vesting Date, the Redemption Right may be exercised with respect to Common Units, and Common Units may be Transferred to the Operating Partnership or the Company in connection with the exercise of the Redemption Right, in accordance with and to the extent otherwise permitted by the terms of the LP Agreement.

(c) All Transfers of Award LTIP Units or Common Units must be in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended, the (“Securities Act”)) and the applicable terms and conditions of the LP Agreement. In connection with any Transfer of Award LTIP Units or Common Units, the Operating Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Operating Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award LTIP Units or Common Units not in accordance with the terms and conditions of this Section 7 shall be null and void, and the Operating Partnership shall not reflect on its records any change in record ownership of any Award LTIP Units or Common Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Award LTIP Units or Common Units.

(d) Except as otherwise provided herein, this Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

(e) For purposes of this Agreement, “Family Member” of a Grantee, means the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant of the Grantee), a trust in which these persons (or the Grantee) own more than fifty (50) percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty (50) percent of the voting interests.

8. Legend. The records of the Operating Partnership and any other documentation evidencing the Award LTIP Units shall bear an appropriate legend, as determined by the Operating Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Plan and in the LP Agreement.

9. Tax Withholding. If and to the extent the Award becomes a taxable event for Federal income tax purposes, the Grantee will pay the Company or make arrangements satisfactory to the Company regarding the payment of, any withholding amount due. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

10. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, the Operating Partnership and any of their Subsidiaries (the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

11. Investment Representation; Registration. The Grantee hereby makes the covenants, representations and warranties set forth on Exhibit C attached hereto as of the Grant Date and as of each Vesting Date. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee. The Grantee shall immediately notify the Operating Partnership upon discovering that any of the representations or warranties set forth on Exhibit C was false when made or have, as a result of changes in circumstances, become false. The Operating Partnership will have no obligation to register under the Securities Act any of the LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of the Award LTIP Units into other limited partnership interests of the Operating Partnership or shares of capital stock of the Company.

12. Miscellaneous.

(a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the most recent address on file with the Company, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b) This Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Relevant Companies, and neither the Plan nor this Agreement shall interfere in any way with the right of the Relevant Companies to terminate the employment of the Grantee at any time.

(c) This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Grantee acknowledges that the Plan may be amended or discontinued in accordance with Section 10(f) thereof and that this Agreement may be amended or canceled by the Administrator, on behalf of the Company and the Operating Partnership, in each case for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Grantee or the Company or the Operating Partnership to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company or the Operating Partnership, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(d) Other than as specifically stated herein or as otherwise set forth in any employment, change in control or other agreement or arrangement to which the Grantee is a party which specifically refers to the Award LTIP Units or to the treatment of compensatory equity held by the Grantee generally, this Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

(e) Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(f) The Award LTIP Units are both issued as equity securities of the Operating Partnership and granted as “Other Stock Based Awards”, which are convertible into Common Stock, under the Plan.

(g) If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Award LTIP Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(h) Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(i) This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

(j) The rights and obligations created hereunder shall be binding on the Grantee and his or her heirs and legal representatives and on the successors and assigns of the Operating Partnership.

(k) By accepting this Agreement, the Grantee (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Grantee by contacting the Company by telephone or in writing; (iii) further acknowledges that he or she may revoke his or her consent to electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that he or she is not required to consent to electronic delivery of documents.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of law which could cause the application of the laws of any jurisdiction other than the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Lamar Advertising Limited Partnership

By: Lamar Advertising General Partner, LLC, its General Partner

By: Lamar Media Corp., its sole member

By: ________________________________

Name: Janamon L. Johnson

Title: Executive Vice President and Chief Financial Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated: [                                ]

Grantee’s Signature: ______________________________

[                             ]

Exhibit A

2023__ Performance Criteria

The Grantee’s Awared LTIP Units shall become vested based on the satisfaction of both the (i) the time vesting requirement described in Section 4(a) of the Agreement, and (ii) the Performance Criteria described in this Exhibit A. The initial number of Award LTIP Units specified in Section 1 of the Agreement shall be the full award of LTIP Units that may be delivered upon settlement of this Agreement. This initial number of Award LTIP Units shall be adjusted based on the attainment of the Performance Criteria described in Section 3 below.

1. Performance Period: The performance period shall be the period between January 1, 2023 and December 31, 2023.

2. Award Value: The Award LTIP Units subject to this Agreement will be earned based on the Company’s performance for the Performance Period. Following the end of the Performance Period, the Committee shall determine the number of Award LTIP Units earned for the Performance Period.

3. Performance Criteria: Fifty percent (50%) of the Award LTIP Units shall be earned based on the Company’s attainment of the Revenue factor described in Section 3(a) below. The remaining fifty percent (50%) of the Award LTIP Units shall be earned based on the Company’s attainment of the EBITDA factor described in Section 3(b) below.

(a) Revenue Factor – Revenue growth is the Company’s adjusted pro forma growth in annual revenue, as described in the Company’s annual proxy statement and the Form 10-K filed for each fiscal year, as determined by the Company and certified by the Audit Committee in their discretion. The Award Level for the Revenue Factor for the Performance Period shall be determined based on the following table:

Revenue Growth	Vesting Percentage
≥ 3.9%	100%
≥ 3.7%	95%
≥ 3.5%	90%
≥ 3.3%	85%
≥ 3.1%	80%
≥ 2.9%	75%
≥ 2.7%	70%
≥ 2.5%	65%

(b) EBITDA Factor – EBITDA growth shall be the Company’s pro forma growth in earnings before interest, taxes, depreciation, and amortization, as reported in the Company’s annual proxy statement, as determined by the Company and certified by the Audit Committee in their discretion. The Award Level for the EBITDA Factor for the Performance Period shall be determined based on the following table:

EBITDA Growth	Vesting Percentage
≥ 4.0%	100%
≥ 3.7%	95%
≥ 3.4%	90%
≥ 3.1%	85%
≥ 2.8%	80%
≥ 2.5%	75%
≥ 2.2%	70%
≥ 1.9%	65%

(c) Forfeiture. Any portion of the Award LTIP Units which are not earned at the end of the Performance Period shall be forfeited as of the last day of the Performance Period.